                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--271, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-09557 of our opinion dated November 23, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 4, 1998

                                                                     EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE McGRAW-HILL COMPANIES
                                  J. J. KENNY
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   , 1998

Frank A. Ciccotto, Jr
Vice President
Tax-Exempt Evaluations


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: DEFINED ASSET FUNDS--MUNICIPAL INVESTMENT TRUST FUND,
     INTERMEDIATE TERM SERIES--

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement
File No. 33-      for the above-captioned trust. We hereby acknowledge that
Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President